Exhibit 99.1

Pulmonx Announces Appointment of Mehul Joshi as Chief Financial Officer

Redwood City, CA – April 2, 2024 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the "Company"), a global leader in minimally invasive treatments for lung disease, today announced the appointment of Mehul Joshi as Chief Financial Officer, effective April 3, 2024. He succeeds John McKune, who has served as the Company’s Interim Chief Financial Officer since October 10, 2023, and will transition to his prior role as Vice President, Corporate Controller.

"Mehul is an exceptionally accomplished finance executive and I am excited to welcome him to our leadership team. His proven track record of leading global finance teams within large, diversified companies makes him the right fit for Pulmonx as we continue to execute on our multifaceted growth strategies and I look forward to working closely with him,” said Steve Williamson, President and Chief Executive Officer. "I would also like to thank John McKune for stepping into the role of Interim Chief Financial Officer and for his continued leadership on the finance team.”

“I am thrilled to join Pulmonx as Chief Financial Officer at this exciting time for the company,” stated Mehul Joshi. “I look forward to working alongside Steve and the rest of the team and leveraging my operational experience to advance the company’s goal of expanding patient access to life-changing Zephyr Valve treatment while delivering shareholder value."

About Mehul Joshi
Mehul Joshi brings over 30 years of experience in finance, accounting and strategic planning having served in leadership roles across companies such as Gilead Sciences, Inc., ResMed Inc., and most recently, as Chief Financial Officer of PhenomeX Inc., (formerly Berkeley Lights), prior to its acquisition by Bruker in 2023. Prior to PhenomeX Inc., Mr. Joshi served in multiple senior finance roles of increasing responsibility at ResMed, including most recently, as Senior Vice President, Finance & Head of Global FP&A. During his eleven years at ResMed, Mr. Joshi played an integral role in reengineering the global finance teams to drive revenue growth and operating leverage. Prior to that, Mr. Joshi was Senior Director, Operations Finance at Gilead Sciences where he served across various roles for eight years. Mr. Joshi holds a Bachelor of Arts from Rutgers University and a Master of Business Administration from Rutgers Graduate School of Management.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding our multifaceted growth strategies and advancing our goal of expanding patient access to life-changing Zephyr Valve treatment. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Pulmonx’s public filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed with the SEC on February 27, 2024, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, we undertake no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for chronic obstructive pulmonary disease (COPD). Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System and StratX® Lung Analysis Platform are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, is included in global treatment guidelines and is widely considered a standard of care treatment option for improving breathing, activity and quality of life in patients with severe emphysema. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com.

Pulmonx®, AeriSeal®, Chartis®, StratX®, and Zephyr® are registered trademarks of Pulmonx Corporation.

Investor Contact
Brian Johnston

Gilmartin Group
investors@pulmonx.com